Exhibit 99.2

W. P. CAREY INC.
Supplemental Unaudited Operating and Financial Data

As of December 31, 2013

Important Disclosures About this Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “the Company,” “we,” “us,” and “our” include W. P. Carey Inc., its consolidated subsidiaries, and predecessors, unless otherwise indicated. The “CPA®:15 Merger” means our merger with Corporate Property Associates 15 Incorporated (“CPA®:15”), which was completed on September 28, 2012. The “CPA®:16 Merger” means our merger with Corporate Property Associates 16 – Global Incorporated (“CPA®:16 – Global”), which was completed on January 31, 2014. The “Combined Company” means WPC and CPA®:16 – Global. “CPA® REITs” means CPA®:15 (through the date of the CPA®:15 Merger), CPA®:16 – Global, Corporate Property Associates 17 – Global Incorporated (“CPA®:17 – Global”), and Corporate Property Associates 18 – Global Incorporated (“CPA®:18 – Global”). The “Managed REITs” means the CPA® REITs and Carey Watermark Investors Incorporated (“CWI”). “W. P. Carey Group” means W. P. Carey, together with the Managed REITs.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental metrics that are not defined by generally accepted accounting principles (“GAAP”), including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), funds from operations – as adjusted (“AFFO”), pro rata net operating income (“NOI”), pro rata debt, total adjusted real estate revenue, total adjusted general and administrative expense (“Adjusted G&A”), and adjusted revenue. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures are provided on page 44 within this supplemental package. FFO is non-GAAP measure defined by the National Association of Real Estate Investments Trusts (“NAREIT”).

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), both amended by the Private Securities Litigation Reform Act of 1955. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms. These forward looking statements include, but are not limited to, statements regarding the benefits of the CPA®:16 Merger, annualized dividends, funds from operations coverage, integration plans and expected synergies, and anticipated future financial and operating performance and results, including estimates of growth. These statements are based on the current expectations of the management of W. P. Carey.  It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s website at http://www.sec.gov, including the Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on March 3, 2014.  In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as required under the Federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Earnings Release and Supplemental
Financial Information

Unaudited, Fourth Quarter 2013
March 3, 2014

W. P. CAREY INC.
Supplemental Unaudited Operating and Financial Data
As of December 31, 2013

Company Overview

Key Company Contacts		Executive Offices
Trevor P. Bond	President, Chief Executive Officer and Director	50 Rockefeller Plaza
Catherine D. Rice	Chief Financial Officer and Managing Director	New York, NY 10020
Thomas E. Zacharias	Chief Operating Officer and Managing Director	Tel: 1-800-WPCAREY or (212) 492-1100
Peter Sands	Director, Investor Relations	Fax: (212) 492-8922
Web Site Address: www.wpcarey.com
Banks
Bank of America, N.A.	Administrative Agent
JPMorgan Chase Bank, N.A.	Syndication Agent
Barclays Bank PLC	Documentation Agent
Citigroup Global Markets Inc.	Documentation Agent
U.S Bank National Association	Documentation Agent
Wells Fargo Bank	Documentation Agent
Capital One, N.A	Senior Managing Agent
Regions Bank	Senior Managing Agent
Fifth Third Bank	Managing Agent
PNC Bank, National Association	Managing Agent
RBS Citizens, N.A	Managing Agent
Comerica Bank	Participant
BMO Harris Bank, N.A	Participant
Signature Bank	Participant

Analyst Coverage
Daniel P. Donlan	Ladenburg Thalmann & Co., Inc.
Sheila McGrath	Evercore Partners Inc.
Paul Adornato	BMO Capital Markets

Stock Data (NYSE: WPC)	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013	Fourth Quarter 2012
High Price (a)	$67.84	$72.19	$79.34	$68.99	$54.70
Low Price (a)	59.75	63.20	61.90	51.60	45.94
Closing Price	61.35	64.70	66.17	67.40	52.15
Distributions paid per share	$0.86	$0.84	$0.82	$0.66	$0.65
Distribution yield
(cash distribution / closing stock price)	1.40%	1.30%	1.24%	0.98%	1.25%
Shares outstanding at quarter end	68,266,570	68,253,736	68,217,189	68,762,259	68,485,525
Market value of outstanding shares at quarter end ($'000)	$4,188,154	$4,416,017	$4,513,931	$4,634,576	$3,571,520
________

(a) Reflects the trading high and low prices during the quarter.

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Financial and Operational Statistics (Unaudited)

As of and for the Year Ended December 31, 2013
Market Capitalization			WPC
Shares outstanding at end of period			68,266,570
Stock price at end of period			$61.35
Market capitalization (equity capitalization) ($'000)			$4,188,154
Total capitalization ($'000) (a)			$6,272,577
Enterprise value ($'000) (b)			$6,155,058
Combined Enterprise Value ($'000) (c)			$15,141,475
High stock price			$79.34
Low stock price			$51.60
Standard & Poor's Rating Services (d)			BBB stable outlook
Moody's Investors Service (d)			Baa2 stable outlook
Financial Ratios			WPC
Debt to total capitalization			33.2%
Net debt to total capitalization (e)			31.4%
Net debt to enterprise value (e)			32.0%
Adjusted EBITDA ($'000) (f)			$406,651
Net debt to adjusted EBITDA (e)			4.8
Total debt to gross assets (g)			43.0%
Unsecured debt to gross assets			11.9%
Interest coverage (h)			3.92
Adjusted G&A / Total adjusted real estate revenue (i)			7.7%
Dividend (j)			$3.18
Dividend payout (k)			75.4%
Weighted-average cost of debt			4.1%
Portfolio Information	CPA®:17 − Global	CPA®:18 − Global	Combined Company (l)
Number of leased properties	352	9	708
Number of operating properties (m)	75	—	4
Total properties	427	9	712
Total square feet - leased properties (millions)	34.0	1.3	84.3
Total square feet - operating properties (millions)	5.6	—	0.3
Total square feet (millions)	39.6	1.3	84.6
Number of tenants (n)	99	3	236
Occupancy (n)	100.0%	100.0%	98.3%
Weighted-average lease term (years)	15.3	19.3	9.0
Percent of investment grade tenants (o)	20.3%	29.8%	23.2%

__________

(a)	Represents market capitalization plus total pro rata debt. Pro rata debt is a non-GAAP measure. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

(b)	Represents total capitalization less cash.

(c)	Represents WPC's enterprise value plus the assets under management for the Managed REITs.

(d)
In January 2014, WPC received an investment grade corporate rating of BBB with a stable outlook from Standard & Poor’s Rating Services and an investment grade issuer rating of Baa2 with a stable outlook from Moody’s Investors Service.

(e)	Net debt represents pro rata debt less cash. Pro rata debt is a non-GAAP measure. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

(f)
Represents the actual Adjusted EBITDA for the year ended December 31, 2013. Adjusted EBITDA, as presented on page 12, is a non-GAAP measure. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

(g)	Gross assets represent total assets before accumulated depreciation.

(h)	Computed by dividing Adjusted EBITDA by interest expense.

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Financial and Operational Statistics (Unaudited)
(Continued)

(i)
Adjusted G&A, as presented on page 16, represents general and administrative expenses excluding dealer manager fee-related expenses, and includes reimbursable expenses. Total adjusted real estate revenue represents total pro rata real estate revenues for WPC and the Managed REITs, as presented on page 15. Adjusted G&A and total adjusted real estate revenue are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

(j)
Represents the sum of the quarterly dividend paid per share for the year ended December 31, 2013 and excludes a special distribution of $0.11 per share paid in January 2014 to stockholders on record at December 31, 2013.

(k)	Computed by dividing sum of the quarterly dividends paid per share for the year by actual AFFO per share.

(l)
On January 31, 2014, we completed the CPA®:16 Merger. As such, this represents the portfolio information for both WPC and CPA®:16 – Global as of December 31, 2013. See the section beginning on page 25 for further information regarding the Combined Company.

(m)	During the fourth quarter of 2013, WPC sold 19 self-storage properties in one transaction and one hotel.

(n)	Excludes all operating properties (i.e., hotels, shopping centers, and self-storage facilities).

(o)
Investment grade tenants are defined as having a BBB- rating or above. Percentage of portfolio is calculated based on pro rata annualized contractual minimum base rent as of December 31, 2013. Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

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Consolidated Balance Sheets

(in thousands)

	December 31,
	2013	2012
Assets
Investments in real estate:
Real estate, at cost	$2,516,325	$2,334,488
Operating real estate, at cost	6,024	99,703
Accumulated depreciation	(168,958)	(136,068)
Net investments in properties	2,353,391	2,298,123
Net investments in direct financing leases	363,420	376,005
Assets held for sale	86,823	1,445
Equity investments in real estate and the Managed REITs	530,020	565,626
Net investments in real estate	3,333,654	3,241,199
Cash and cash equivalents	117,519	123,904
Due from affiliates	32,034	36,002
Goodwill	350,208	329,132
In-place lease intangible assets, net	467,127	447,278
Above-market rent intangible assets, net	241,975	279,885
Other assets, net	136,433	151,642
Total Assets	$4,678,950	$4,609,042

Liabilities and Equity
Liabilities:
Non-recourse debt	$1,492,410	$1,715,397
Senior credit facility and unsecured term loan	575,000	253,000
Below-market rent and other intangible liabilities	128,202	106,448
Accounts payable, accrued expenses and other liabilities	161,369	158,684
Income taxes, net	44,056	24,959
Distributions payable	67,746	45,700
Total liabilities	2,468,783	2,304,188
Redeemable noncontrolling interest	7,436	7,531
Redeemable securities - related party	—	40,000

Equity:
W. P. Carey stockholders' equity:
Common stock	69	69
Additional paid-in capital	2,256,503	2,175,820
Distributions in excess of accumulated earnings	(318,577)	(172,182)
Deferred compensation obligation	11,354	8,358
Accumulated other comprehensive income (loss)	15,336	(4,649)
Less: treasury stock, at cost	(60,270)	(20,270)
Total W. P. Carey stockholders' equity	1,904,415	1,987,146
Noncontrolling interests	298,316	270,177
Total equity	2,202,731	2,257,323
Total Liabilities and Equity	$4,678,950	$4,609,042

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Consolidated Statements of Income

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2013	2012	2011
Revenues
Total lease revenues	$299,624	$119,296	$59,896
Reimbursed costs from affiliates	73,572	98,245	64,829
Structuring revenue from affiliates	46,589	48,355	46,831
Asset management revenue from affiliates	42,670	56,666	66,808
Other real estate income	16,341	9,885	7,168
Dealer manager fees from affiliates	10,856	19,914	11,664
Incentive, termination and subordinated disposition revenue from affiliates	199	—	52,515
	489,851	352,361	309,711
Operating Expenses
Depreciation and amortization	121,822	44,427	20,481
General and administrative	84,112	86,916	75,850
Reimbursable costs	73,572	98,245	64,829
Stock-based compensation expenses	37,280	26,241	17,750
Property expenses	20,840	11,534	8,852
Merger and acquisition expenses	9,230	31,639	33
Other real estate expenses	556	489	478
Impairment charges	5,294	—	(1,365)
	352,706	299,491	186,908
Other Income and Expenses
Net income from equity investments in real estate and the Managed REITs (a)	52,731	62,392	51,228
Other income and (expenses)	7,997	3,396	4,579
Other interest income	1,092	1,332	1,996
Gain on change in control of interests	—	20,744	27,859
Interest expense	(103,728)	(46,448)	(18,210)
	(41,908)	41,416	67,452
Income from continuing operations before income taxes	95,237	94,286	190,255
Provision for income taxes	(1,252)	(6,772)	(37,214)
Income from continuing operations	93,985	87,514	153,041
Discontinued Operations
Gain (loss) on sale of real estate, net of tax	40,043	(5,015)	(3,391)
Income from operations of discontinued properties, net of tax	8,967	3,242	318
Gain on deconsolidation of a subsidiary, net of tax	—	—	1,008
Impairment charges, net of tax	(8,415)	(22,962)	(11,838)
Loss on extinguishment of debt, net of tax	(2,415)	—	—
Income (loss) from discontinued operations, net of tax	38,180	(24,735)	(13,903)
Net Income	132,165	62,779	139,138
Net (income) loss attributable to noncontrolling interests	(32,936)	(607)	1,864
Net income attributable to redeemable noncontrolling interests	(353)	(40)	(1,923)
Net Income Attributable to W. P. Carey	$98,876	$62,132	$139,079

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.22	$1.83	$3.78
Income (loss) from discontinued operations attributable to W. P. Carey	0.21	(0.53)	(0.34)
Net Income Attributable to W. P. Carey	$1.43	$1.30	$3.44

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$1.21	$1.80	$3.76
Income (loss) from discontinued operations attributable to W. P. Carey	0.20	(0.52)	(0.34)
Net Income Attributable to W. P. Carey	$1.41	$1.28	$3.42

Weighted Average Shares Outstanding
Basic	68,691,046	47,389,460	39,819,475
Diluted	69,708,008	48,078,474	40,098,095

Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$84,637	$87,571	$153,011
Income (loss) from discontinued operations, net of tax	14,239	(25,439)	(13,932)
Net Income	$98,876	$62,132	$139,079
__________

(a)
Net income from equity investments in real estate and the Managed REITs for the year ended December 31, 2013 includes net income from our equity investments in real estate of $22.6 million, income from our ownership in the Managed REITs of $1.9 million, and income from our special general partnership interests in the Managed REITs of $28.2 million.

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Reconciliation of Net Income to Funds from Operations – As Adjusted (AFFO)

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended					Years Ended December 31,
Real Estate Ownership	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	2013	2012
Net income from real estate ownership attributable to W. P. Carey	$21,021	$13,695	$43,107	$16,692	$5,507	$94,515	$44,895
Adjustments:
Depreciation and amortization of real property	31,390	30,483	30,170	29,687	28,652	121,730	45,982
Impairment charges	6,790	1,416	1,671	3,279	10,700	13,156	22,962
(Gain) loss on sale of real estate, net (a)	(39,422)	(239)	(981)	931	4,240	(39,711)	2,676
Proportionate share of adjustments to equity in net income
of partially-owned entities to arrive at FFO (b)	4,917	2,365	(16,304)	3,154	3,211	(5,868)	(9,688)
Proportionate share of adjustments for noncontrolling
interests to arrive at FFO	18,549	(4,252)	(4,247)	(4,267)	(4,235)	5,783	(5,504)
Total adjustments:	22,224	29,773	10,309	32,784	42,568	95,090	56,428
FFO (as defined by NAREIT) - Real Estate Ownership (c)	43,245	43,468	53,416	49,476	48,075	189,605	101,323
Adjustments:
Loss (gain) on change in control of interests (d)	—	—	—	—	60	—	(20,734)
Loss (gain) on extinguishment of debt	1,399	(143)	(141)	74	10	1,189	10
Other gains, net	(97)	(32)	—	(270)	(12)	(399)	(12)
Other depreciation, amortization and non-cash charges	88	(707)	(515)	800	(1,556)	(334)	(1,662)
Stock-based compensation	(997)	259	911	174	211	347	211
Deferred tax benefit	(3,777)	(732)	(21)	(1,025)	(644)	(5,555)	(2,745)
Acquisition expense	89	1,076	2,909	—	—	4,074	—
Realized losses on foreign currency, derivatives, and other	503	67	102	52	171	724	828
Amortization of deferred financing costs	792	713	549	511	468	2,565	1,843
Straight-line and other rent adjustments	(1,643)	(1,930)	(2,277)	(2,169)	(2,248)	(8,019)	(4,446)
Above- and below -market rent intangible lease amortization, net	7,374	7,330	7,237	7,256	7,534	29,197	7,696
CPA®:15 Merger and CPA®:16 Merger expenses (e)	2,238	2,463	218	111	1,049	5,030	41,338
Proportionate share of adjustments to equity in net income
of partially-owned entities to arrive at AFFO	398	306	279	278	123	1,261	(681)
AFFO adjustments to equity earnings from equity investments	10,659	10,961	10,718	9,249	11,971	41,587	37,234
Hellweg 2 restructuring (f)	8,357	—	—	—	—	8,357	—
Proportionate share of adjustments for noncontrolling
interests to arrive at AFFO	(1,858)	(1,470)	(1,083)	(1,561)	(506)	(5,972)	(692)
Total adjustments:	23,525	18,161	18,886	13,480	16,631	74,052	58,188
AFFO - Real Estate Ownership (c)	$66,770	$61,629	$72,302	$62,956	$64,706	$263,657	$159,511
Investment Management
Net income (loss) from investment management attributable to
W. P. Carey	$2,001	$4,811	$60	$(2,511)	$9,970	$4,361	$17,237
FFO (as defined by NAREIT) - Investment Management (c)	2,001	4,811	60	(2,511)	9,970	4,361	17,237
Adjustments:
Other depreciation, amortization and non-cash charges	271	264	253	262	226	1,050	960
Stock-based compensation	12,761	7,594	7,518	8,975	6,281	36,848	25,841
Deferred tax (benefit) expense	(4,703)	(3,550)	(7,815)	2,253	(2,625)	(13,815)	(24,055)
Impairment charge on marketable security	553	—	—	—	—	553	—
Realized (gains) losses on foreign currency	(4)	(7)	2	2	(55)	(7)	(61)
Amortization of deferred financing costs	464	404	318	318	319	1,504	1,198
Total adjustments:	9,342	4,705	276	11,810	4,146	26,133	3,883
AFFO - Investment Management (c)	$11,343	$9,516	$336	$9,299	$14,116	$30,494	$21,120
Total Company
FFO (as defined by NAREIT) (c)	$45,246	$48,279	$53,476	$46,965	$58,045	$193,966	$118,560
FFO (as defined by NAREIT) per diluted share (c)	$0.65	$0.70	$0.77	$0.67	$0.84	$2.78	$2.47
AFFO (c)	$78,113	$71,145	$72,638	$72,255	$78,822	$294,151	$180,631
AFFO per diluted share (c)	$1.12	$1.03	$1.05	$1.03	$1.13	$4.22	$3.76
Diluted weighted average shares outstanding	69,628,498	69,400,825	69,493,902	69,975,293	69,505,871	69,708,008	48,078,474

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Reconciliation of Net Income to Funds from Operations – As Adjusted (AFFO) - Notes
(Continued)
__________

(a)
(Gain) loss on sale of real estate for both the three months ended and the year ended December 31, 2013 primarily relates to an aggregate gain of $43.9 million recognized on the sale of 19 self-storage properties, of which $27.1 million is attributable to noncontrolling interest.

(b)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO for the three months ended June 30, 2013 and the year ended December 31, 2013, respectively, includes a $19.5 million gain on sale of our equity investments in U.S. Airways. During the year ended December 31, 2012, we recognized a $15.1 million gain on sale of our equity investment in Médica.

(c)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

(d)
Gain on change in control of interests for the year ended December 31, 2012 represents a gain of $14.6 million recognized on our previously-held interest in shares of CPA®:15 common stock, and a gain of $6.1 million recognized on the acquisition of the remaining interests in five investments from CPA®:15, which we had previously accounted for under the equity method. We recognized a gain of $20.7 million to adjust the carrying value of our existing interests in these investments to their estimated fair values in connection with the CPA®:15 Merger.

(e)
The year ended December 31, 2012 includes current tax expense of $9.6 million relating to the conversion of CPA®:15 shares held by us before the CPA®:15 Merger. There were no merger expenses incurred during 2013 in connection with the CPA®:15 Merger.

(f)	In connection with the Hellweg 2 restructuring in October 2013, our share of the German real estate transfer tax incurred by Hellweg 2 was $8.4 million.

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Reconciliation of Consolidated Statement of Income to AFFO – Current Quarter

(in thousands) (unaudited)

	Three Months Ended December 31, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC's Pro Rata Share (d)	AFFO Adjustments		AFFO
Revenues
Total lease revenues (e)	$77,479	$9,162	$(10,542)	$76,099	$5,045	(f)	$81,144
Asset management revenue from affiliates	11,341	—	(146)	11,195	—		11,195
Structuring revenue from affiliates	19,050	—	(427)	18,623	—		18,623
Incentive termination and disposition revenue	199	—	—	199	—		199
Dealer manager fees	3,526	—	—	3,526	—		3,526
Reimbursed costs from affiliates	22,878	—	(2)	22,876	—		22,876
Other real estate income:
Self-storage revenues	250	—	—	250	—		250
Hotel revenues	—	—	—	—	—		—
Pass-through income	3,546	166	(390)	3,322	—		3,322
Other property and tenant income	739	84	(8)	815	—		815
Total other real estate income	4,535	250	(398)	4,387	—		4,387
Total Revenues	139,008	9,412	(11,515)	136,905	5,045		141,950

Operating Expenses
General and administrative	24,903	9	(143)	24,769	—		24,769
Merger and acquisition expenses	2,351	—	—	2,351	(2,326)		25
Reimbursable costs	22,878	—	—	22,878	—		22,878
Stock-based compensation expense	11,764	—	(42)	11,722	(11,722)		—
Depreciation and amortization	32,142	2,149	(4,221)	30,070	(28,389)		1,681
Property expenses	5,603	632	(834)	5,401	—		5,401
Other real estate expenses	141	—	—	141	—		141
Impairment charges	5,294	—	(1,695)	3,599	(3,599)		—
Total Operating Expenses	105,076	2,790	(6,935)	100,931	(46,036)		54,895

Other Income and Expenses
Other interest income	235	7	(28)	214	—		214
Net income from equity investments in real estate and the Managed REITs:
Joint ventures (g)	(7,916)	7,916	—	—	—		—
Income related to our ownership in the Managed REITs	(782)	—	—	(782)	9,481		8,699
Income related to our general partnership interests	9,052	—	(387)	8,665	1,178		9,843
Total net income from equity investments in real estate and the Managed REITs	354	7,916	(387)	7,883	10,659		18,542
Other income and (expenses)	2,560	(2,764)	(1,541)	(1,745)	1,262		(483)
Interest expense	(26,132)	(3,004)	4,180	(24,956)	2,363		(22,593)
Total Other Income and Expenses	(22,983)	2,155	2,224	(18,604)	14,284		(4,320)
Income from Continuing Operations before Income Tax	10,949	8,777	(2,356)	17,370	65,365		82,735
Provision for income taxes	1,798	(8,777)	(593)	(7,572)	494		(7,078)
Income from Continuing Operations	12,747	—	(2,949)	9,798	65,859		75,657

Discontinued Operations
Income from operations of discontinued properties	1,254	—	(12)	1,242	1,214	(h)	2,456
Loss on extinguishment of debt	(2,513)	—	1,580	(933)	933		—
Gain on the sale of real estate	39,421	—	(24,457)	14,964	(14,964)		—
Impairment charges	(2,049)	—	—	(2,049)	2,049		—
Income from Discontinued Operations, Net of Tax	36,113	—	(22,889)	13,224	(10,768)		2,456
Net Income	48,860	—	(25,838)	23,022	55,091		78,113
Net (income) attributable to noncontrolling interests	(25,624)	—	25,624	—	—		—
Net (income) attributable to redeemable noncontrolling interests	(214)	—	214	—	—		—
Income / AFFO Attributable to W. P. Carey	$23,022	$—	$—	$23,022	$55,091		$78,113

Investing for the long runTM | 8

Reconciliation of Consolidated Statement of Income to AFFO – Current Quarter
(Continued)
(in thousands) (unaudited)

The following table presents the components of our General and Administrative Expenses:

Three Months Ended December 31, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC's Pro Rata Share (d)	AFFO Adjustments	AFFO
General and Administrative
Compensation expense	$18,484	$—	$(372)	$18,112	$—	$18,112
Organization and offering expenses	3,607	—	—	3,607	—	3,607
General and administrative professional fees	3,289	4	(99)	3,194	—	3,194
Reimbursable expenses	(6,088)	—	—	(6,088)	—	(6,088)
Office expenses	2,320	—	345	2,665	—	2,665
Other general and administrative	3,291	5	(17)	3,279	—	3,279
Total General and Administrative	$24,903	$9	$(143)	$24,769	$—	$24,769

The following table presents the components of Other Income and (Expenses):

Three Months Ended December 31, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC's Pro Rata Share (d)	AFFO Adjustments	AFFO
Other Income and (Expenses)
Gain (loss) on real estate	$—	$(3,005)	$—	$(3,005)	$3,005	$—
Gain (loss) on foreign currency	576	—	(35)	541	(541)	—
Gain (loss) on derivatives	764	—	(257)	507	(507)	—
Gain (loss) on extinguishment of debt	1,115	—	(480)	635	(635)	—
Other gain (loss) (i)	105	241	(769)	(423)	(60)	(483)
Total Other Income and (Expenses)	$2,560	$(2,764)	$(1,541)	$(1,745)	$1,262	$(483)
__________

(a)	Consolidated amounts shown represent WPC's Consolidated Statement of Income for the three months ended December 31, 2013.

(b)	Represents the break-out by line item of amounts recorded in net income from equity investments in real estate and the Managed REITs – Joint ventures.

(c)	Represents the break-out by line item of amounts recorded in noncontrolling interest and redeemable noncontrolling interest.

(d)
Represents our share in fully-owned entities and co-owned entities. Pro rata basis amounts are non-GAAP measures. See the Terms and Conditions section that begins on page 44 for a description of our non-GAAP measures.

(e)
Lease revenues on a pro rata basis in this schedule reflect only revenues from continuing operations. Lease revenues from discontinued operations for the three months ended December 31, 2013 were $2.2 million.

(f)	Represents adjustments for straight line and above/below market lease intangible amortization.

(g)	To calculate the pro rata amounts, equity investments under joint ventures have been reclassified to allocate their impact on each line item.

(h)	Represents depreciation and amortization related to discontinued operations.

(i)	Represents income in equity investments and noncontrolling interests that could not be broken-out by line item.

Investing for the long runTM | 9

Reconciliation of Consolidated Statement of Income to AFFO – Year Ended December 31, 2013

(in thousands) (unaudited)

	Year Ended December 31, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC's Pro Rata Share (d)	AFFO Adjustments		AFFO
Revenues
Total lease revenues (e)	$299,624	$38,172	$(41,365)	$296,431	$18,337	(f)	$314,768
Asset management revenue from affiliates	42,670	—	(591)	42,079	—		42,079
Structuring revenue from affiliates	46,589	—	(857)	45,732	—		45,732
Incentive termination and disposition revenue	199	—	—	199	—		199
Dealer manager fees	10,856	—	—	10,856	—		10,856
Reimbursed costs from affiliates	73,572	—	(110)	73,462	—		73,462
Other real estate income:
Self-storage revenues	956	—	—	956	—		956
Hotel revenues	—	—	—	—	—		—
Pass-through income	13,750	771	(1,756)	12,765	—		12,765
Other property and tenant income	1,635	298	(19)	1,914	—		1,914
Total other real estate income	16,341	1,069	(1,775)	15,635	—		15,635
Total Revenues	489,851	39,241	(44,698)	484,394	18,337		502,731

Operating Expenses
General and administrative	84,112	57	(1,743)	82,426	—		82,426
Merger and acquisition expenses	9,230	—	—	9,230	(9,104)		126
Reimbursable costs	73,572	—	2	73,574	—		73,574
Stock-based compensation	37,280	—	(135)	37,145	(37,060)		85
Depreciation and amortization	121,822	11,532	(16,933)	116,421	(111,478)		4,943
Property expenses	20,840	1,487	(3,034)	19,293	—		19,293
Other real estate expenses	556	—	—	556	—		556
Impairment charges	5,294	—	(1,766)	3,528	(3,528)		—
Total Operating Expenses	352,706	13,076	(23,609)	342,173	(161,170)		181,003

Other Income and Expenses
Other interest income	1,092	601	(128)	1,565	—		1,565
Net income from equity investments in real estate and the Managed REITs:
Joint ventures (g)	22,615	(22,615)	—	—	—		—
Income related to our ownership in the Managed REITs	2,886	—	—	2,886	34,696		37,582
Income related to our general partnership interests	27,230	—	(387)	26,843	6,891		33,734
Total net income from equity investments in real estate and the Managed REITs	52,731	(22,615)	(387)	29,729	41,587		71,316
Other income and (expenses)	7,997	18,719	(4,003)	22,713	(22,474)		239
Interest expense	(103,728)	(12,490)	18,498	(97,720)	8,091		(89,629)
Total Other Income and Expenses	(41,908)	(15,785)	13,980	(43,713)	27,204		(16,509)
Income from Continuing Operations before Income Tax	95,237	10,380	(7,109)	98,508	206,711		305,219
Provision for income taxes	(1,252)	(10,380)	434	(11,198)	(10,380)		(21,578)
Income from Continuing Operations	93,985	—	(6,675)	87,310	196,331		283,641
Discontinued Operations
Income from operations of discontinued properties	8,967	—	(3,737)	5,230	5,280	(h)	10,510
Loss on extinguishment of debt	(2,415)	—	1,580	(835)	835		—
Gain on the sale of real estate	40,043	—	(24,457)	15,586	(15,586)		—
Impairment charges	(8,415)	—	—	(8,415)	8,415		—
Income (loss) from Discontinued Operations, Net of Tax	38,180	—	(26,614)	11,566	(1,056)		10,510
Net Income	132,165	—	(33,289)	98,876	195,275		294,151
Net (income) attributable to noncontrolling interests	(32,936)	—	32,936	—	—		—
Net (income) attributable to redeemable noncontrolling interests	(353)	—	353	—	—		—
Income / AFFO Attributable to W. P. Carey	$98,876	$—	$—	$98,876	$195,275		$294,151

Investing for the long runTM | 10

Reconciliation of Consolidated Statement of Income to AFFO – Year Ended December 31, 2013
(Continued)
(in thousands) (unaudited)

The following table presents the components of our General and Administrative Expenses:

Year Ended December 31, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC's Pro Rata Share (d)	AFFO Adjustments	AFFO
General and Administrative
Compensation expense	$64,356	$—	$(748)	$63,608	$—	$63,608
Organization and offering expenses	13,028	—	—	13,028	—	13,028
General and administrative professional fees	10,664	41	(313)	10,392	—	10,392
Reimbursable expenses	(21,926)	—	—	(21,926)	—	(21,926)
Office expenses	8,435	—	(627)	7,808	—	7,808
Other general and administrative	9,555	16	(55)	9,516	—	9,516
Total General and Administrative	$84,112	$57	$(1,743)	$82,426	$—	$82,426

The following table presents the components of Other Income and (Expenses):

Year Ended December 31, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC's Pro Rata Share (d)	AFFO Adjustments	AFFO
Other Income and (Expenses)
Gain (loss) on sale of real estate	$(332)	$16,456	$—	$16,124	$(16,124)	$—
Gain (loss) on foreign currency	1,468	—	(111)	1,357	(1,357)	—
Gain (loss) on derivatives	5,147	—	(1,308)	3,839	(3,839)	—
Gain (loss) on extinguishment of debt	1,226	—	(479)	747	(747)	—
Other gain (loss) (i)	488	2,263	(2,105)	646	(407)	239
Total Other Income and (Expenses)	$7,997	$18,719	$(4,003)	$22,713	$(22,474)	$239
__________

(a)	Consolidated amounts shown represent WPC's Consolidated Statement of Income for the year ended December 31, 2013.

(b)	Represents the break-out by line item of amounts recorded in net income from equity investments in real estate and the Managed REITs – Joint ventures.

(c)	Represents the break-out by line item of amounts recorded in noncontrolling interest and redeemable noncontrolling interest.

(d)
Represents our share in fully-owned entities and co-owned entities. Pro rata basis amounts are non-GAAP measures. See the Terms and Conditions section that begins on page 44 for a description of our non-GAAP measures.

(e)
Lease revenues on a pro rata basis in this schedule reflect only revenues from continuing operations. Lease revenues from discontinued operations for the year ended December 31, 2013 were $10.2 million.

(f)	Represents adjustments for straight line and above/below market lease intangible amortization.

(g)	To calculate the pro rata amounts, equity investments under joint ventures have been reclassified to allocate their impact on each line item.

(h)	Represents depreciation and amortization related to discontinued operations.

(i)	Represents income in equity investments and noncontrolling interests that could not be broken-out by line item.

Investing for the long runTM | 11

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended					Years Ended December 31,
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	2013	2012
Net Income Attributable to W. P. Carey	$23,022	$18,506	$43,167	$14,181	$15,477	$98,876	$62,132
Adjustments:
Depreciation and amortization	33,120	31,673	31,157	30,983	30,108	126,933	51,006
Interest expense	26,605	27,586	27,023	26,979	28,250	108,193	50,709
(Benefit from) provision for income taxes	(1,989)	5,375	(1,122)	(1,233)	6,591	1,031	6,790
EBITDA (a)	80,758	83,140	100,225	70,910	80,426	335,033	170,637
Proportionate share of adjustments from equity method investments (b)	15,200	15,926	16,060	17,011	14,831	64,197	58,430
Proportionate share of adjustments for noncontrolling interests (b)	(7,806)	(9,369)	(9,391)	(9,290)	(9,313)	(35,856)	(9,744)
	88,152	89,697	106,894	78,631	85,944	363,374	219,323
Management Adjustments:
Impairment charges	7,343	1,416	1,671	3,279	10,700	13,709	22,961
(Gain) loss on sale of real estate (c)	(39,421)	(239)	(981)	931	1,081	(39,710)	(483)
Loss (gain) on extinguishment of debt	1,399	(143)	(141)	74	10	1,189	10
Stock-based compensation	11,764	7,853	8,429	9,149	6,492	37,195	26,052
Hellweg 2 restructuring (d)	8,357	—	—	—	—	8,357	—
Merger expenses	2,238	2,463	218	111	1,049	5,030	31,663
Losses (gains) on investment due to merger	—	—	—	—	49	—	(20,745)
Realized and unrealized (gain) loss on foreign currency (net)	(576)	(1,624)	(365)	1,097	(1,106)	(1,468)	(579)
Realized and unrealized (gain) loss on derivatives (net)	(764)	(671)	(1,691)	(2,022)	(370)	(5,148)	(351)
Proportionate share of adjustments from equity method investments (e)	5,717	5,735	(14,611)	4,010	5,941	851	(2,997)
Proportionate share of adjustments for noncontrolling interests (e)	22,310	166	394	402	71	23,272	(105)
Total adjustments	18,367	14,956	(7,077)	17,031	23,917	43,277	55,426
Adjusted EBITDA (a)	$106,519	$104,653	$99,817	$95,662	$109,861	$406,651	$274,749

EBITDA per diluted share (a)	$1.16	$1.20	$1.44	$1.01	$1.16	$4.81	$3.55
Adjusted EBITDA per diluted share (a)	$1.53	$1.51	$1.44	$1.37	$1.58	$5.83	$5.71
Diluted weighted average shares outstanding	69,628,498	69,400,825	69,493,902	69,975,293	69,505,871	69,708,008	48,078,474
__________

(a)	EBITDA and Adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

(b)	Incorporates the pro rata share of depreciation, interest expense and tax provision adjustments for unconsolidated subsidiaries and joint ventures.

(c)
(Gain) loss on sale of real estate for both the three months ended and the year ended December 31, 2013 primarily relates to an aggregate gain of $43.9 million recognized on the sale of 19 self-storage properties to an unrelated third party, of which $27.1 million is attributable to noncontrolling interest.

(d)	In connection with the Hellweg 2 restructuring in October 2013, our share of the German real estate transfer tax incurred by Hellweg 2 was $8.4 million.

(e)
Incorporates the pro rata share of impairments, loss on the sale of real estate, stock-based compensation, merger-related adjustments as well as the losses (gains) related to foreign exchange and derivative positions for unconsolidated subsidiaries and joint ventures.

Investing for the long runTM | 12

Adjusted Revenue Analysis (Pro Rata-Basis)

(in thousands) (unaudited)

	Three Months Ended					Years Ended December 31,
Reconciliation of Adjusted Revenue	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	2013	2012
Real Estate Revenue:
Total lease revenue – as reported	$77,479	$75,702	$73,984	$72,459	$71,835	$299,624	$119,296
Lease revenue – discontinued operations	2,228	2,194	2,737	2,999	3,873	10,158	8,837
Total consolidated lease revenue	79,707	77,896	76,721	75,458	75,708	309,782	128,133
Add: Pro rata share of revenue from equity investments	9,165	9,288	9,751	9,976	9,910	38,180	27,374
Less: Pro rata share of revenue due to noncontrolling interests	(10,542)	(10,373)	(10,272)	(10,175)	(10,289)	(41,362)	(11,550)
Total pro rata net lease revenue	78,330	76,811	76,200	75,259	75,329	306,600	143,957
Add: Share of pro rata lease revenue – CPA® REITs
CPA®:15 (a)	—	—	—	—	—	—	12,726
CPA®:16 – Global	14,011	14,071	14,109	14,062	13,954	56,253	56,362
CPA®:17 – Global	1,546	1,367	1,190	1,058	883	5,161	3,070
CPA®:18 – Global	2	33	—	—	—	35	—
Total share of pro rata lease revenue - CPA® REITs	15,559	15,471	15,299	15,120	14,837	61,449	72,158
Add: share of lease revenue from special general partnership interest
CPA®:16 – Global operating partnership	3,972	3,766	3,830	3,614	3,825	15,182	15,389
CPA®:17 – Global operating partnership	4,218	3,557	4,847	4,277	4,395	16,899	14,620
CPA®:18 – Global operating partnership	92	—	—	—	—	92	—
CWI operating partnership	1,948	—	—	—	—	1,948	—
Total share of lease revenue from special general partnership interest	10,230	7,323	8,677	7,891	8,220	34,121	30,009
Add: Other real estate income - as reported (b)	4,535	4,108	3,675	4,023	3,467	16,341	9,885
Add: Other real estate income - discontinued operations	1,617	4,664	7,748	4,520	5,044	18,549	17,973
Less: Pro rata share of other real estate income to noncontrolling interests	(1,216)	(2,679)	(2,555)	(2,497)	(2,377)	(8,947)	(8,321)
Total Real Estate Revenue	109,055	105,698	109,044	104,316	104,520	428,113	265,661
Investment Management Revenue:
CPA®:15 (a)	—	—	—	—	—	—	18,545
CPA®:16 – Global	4,373	4,426	4,465	4,498	4,624	17,762	18,553
CPA®:17 – Global	5,792	5,636	5,311	5,111	4,696	21,850	18,919
CPA®:18 – Global	85	32	—	—	—	117	—
CWI & Other	1,091	867	578	405	258	2,941	649
Asset management revenue - as reported	11,341	10,961	10,354	10,014	9,578	42,670	56,666
Structuring revenue - as reported (c)	19,050	14,775	6,422	6,342	28,779	46,589	48,355
Incentive termination and disposition fee	199	—	—	—	—	199	—
Total Investment Management Revenue	30,590	25,736	16,776	16,356	38,357	89,458	105,021
Total Adjusted Revenue (d)	$139,645	$131,434	$125,820	$120,672	$142,877	$517,571	$370,682

Investing for the long runTM | 13

Adjusted Revenue Analysis (Pro Rata-Basis) - Notes
(Continued)
__________

(a)	Represents pro rata lease revenue from CPA®:15 through September 28, 2012, the date of the CPA®:15 Merger.

(b)
Other real estate income generally consists of revenue from Carey Storage Management LLC (“Carey Storage”), a subsidiary that invests in domestic self-storage properties, and Livho, Inc. 19 of the 20 self-storage properties and the hotel owned by Livho, Inc. were sold during the fourth quarter of 2013. Other real estate income also includes lease termination payments and other non-rents related revenues from real estate ownership, and as a result, we expect Other real estate income to fluctuate period to period.

(c)
We earn structuring revenue on acquisitions structured on behalf of the Managed REITS and expect significant period-to-period variation in such revenue based on changes in investment volume. Investments structured on behalf of the Managed REITS totaled approximately $491 million, $429 million, $305 million, $193 million, and $736 million for the three months ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012, respectively. For the years ended December 31, 2013 and 2012, investments structured on behalf of the Managed REITs totaled approximately $1.4 billion and $1.2 billion, respectively.

(d)
Total adjusted revenue excludes reimbursements of costs received from the Managed REITs as they have no impact on net income. Also excluded are dealer manager fees earned in connection with the public offerings of CPA®:18 – Global (initial public offering commenced on May 7, 2013), CPA®:17 – Global (the follow-on offering terminated on January 31, 2013) and CWI (the initial public offering terminated on September 15, 2013; no such fees were earned in 2013 in connection with CWI's follow-on offering, which commenced in December 2013), which are substantially offset by underwriting costs incurred in connection with the offerings. Adjusted revenue is a non-GAAP measure. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

Investing for the long runTM | 14

Total Adjusted Real Estate Revenue – W. P. Carey Group

(in thousands) (unaudited)

	Three Months Ended					Years Ended December 31,
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	2013	2012
W. P. Carey Pro Rata Revenue
W. P. Carey pro rata lease revenue	$78,330	$76,811	$76,200	$75,259	$75,329	$306,600	$143,957
W. P. Carey other real estate income (a)	4,936	6,093	8,868	6,046	6,134	25,943	19,537

CPA® REITs Pro Rata Revenue
CPA®:15 pro rata lease revenue (b)	—	—	—	—	—	—	161,154
CPA®:15 other income (b)	—	—	—	—	—	—	10,253
CPA®:16 − Global pro rata lease revenue	75,614	75,937	76,058	76,176	76,129	303,785	309,748
CPA®:16 − Global other income	10,672	12,592	18,733	9,817	9,947	51,814	40,935
CPA®:17 − Global pro rata lease revenue	80,963	78,114	74,836	73,975	68,446	307,888	250,407
CPA®:17 − Global other income	21,205	20,510	20,468	19,062	26,681	81,245	63,265
CPA®:18 − Global pro rata lease revenue	1,262	473	—	—	—	1,735	—
CWI hotel revenue	48,540	40,804	20,939	11,296	6,256	121,579	12,972
CWI other income	(196)	117	350	132	266	403	1,611
Total adjusted real estate revenue (c)	$321,326	$311,451	$296,452	$271,763	$269,188	$1,200,992	$1,013,839
__________

(a)
Other real estate income includes lease termination payments and other non-rent related revenues from real estate ownership, and as a result, we expect Other real estate income to fluctuate period to period. The hotel owned by Livho and 19 of the 20 self-storage properties owned by Carey Storage were sold in the fourth quarter of 2013.

(b)	Represents pro rata lease revenue from CPA®:15 through September 28, 2012, the date of the CPA®:15 Merger, for the year ended December 31, 2012.

(c)	Total adjusted real estate revenue is a non-GAAP measure. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

Investing for the long runTM | 15

Adjusted G&A

(in thousands, except percentages) (unaudited)

	Three Months Ended					Years Ended December 31,
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	2013	2012
General and administrative, as reported (a)	$24,903	$20,902	$18,609	$19,698	$28,948	$84,112	$86,916
Less:
Dealer manager fee-related expenses (b)	(3,607)	(4,296)	(3,163)	(1,963)	(6,913)	(13,029)	(17,787)
Add:
Reimbursable expenses (c)	6,088	5,358	4,375	6,105	4,533	21,926	16,309
Adjusted G&A (d)	$27,384	$21,964	$19,821	$23,840	$26,568	$93,009	$85,438

Total adjusted real estate revenue	$321,326	$311,451	$296,452	$271,763	$269,188	$1,200,992	$1,013,839
As a % of Total adjusted real estate revenue	8.5%	7.1%	6.7%	8.8%	9.9%	7.7%	8.4%
__________

(a)
Effective October 1, 2013, we have excluded stock-based compensation from the general and administrative line item as we disclose this separately on the face of the Consolidated Statements of Income. Results for the prior periods have been adjusted to conform to the current presentation.

(b)
Represents a reimbursement of dealer manager fee-related expenses, which substantially offsets Dealer manager revenues. Dealer manager revenues are not included in the calculation of total adjusted real estate revenue; therefore, the offsetting expense is excluded from the calculation of Adjusted G&A expense.

(c)	Effective January 1, 2013, we have included reimbursable expenses in the Adjusted G&A presentation. Results for the prior periods have been adjusted to conform to the current presentation.

(d)	Adjusted G&A and total adjusted real estate revenue are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

Investing for the long runTM | 16

Business Segment and Financial Information (Pro Rata-Basis)

(in thousands, except share and per share amounts, and percentages) (unaudited)

REAL ESTATE OWNERSHIP				Three Months Ended December 31, 2013	Annualized
Pro Rata NOI (Includes JVs) (a) (b)
Pro Rata NOI				$81,084	$324,336

Special General Partnership Interest in Cash Flow (Managed REITs)				Three Months Ended December 31, 2013	Annualized
CPA®:16 − Global operating partnership (c)				$3,972	$15,888
CPA®:17 − Global operating partnership				4,218	16,872
CPA®:18 − Global operating partnership				92	368
CWI operating partnership				1,948	7,792
Total				$10,230	$40,920

		Three Months Ended December 31, 2013
Other Real Estate Income		Revenues	Expenses	Net Income	Annualized
Storage income		$250	$141	$109	$436
Managed REITs - Shares Owned(d)	Current Annualized Distribution	Distributions Received by WPC for the Year Ended 2013	Most Recent NAV / Offering Price per Share (e)	Shares Owned	Total Value
CPA®:17 − Global (1.9% ownership)	6.5%	$2,950	$10.00	6,061,989	$60,620
CPA®:18 − Global (0.1% ownership) (f)	6.1%	3	9.93	31,125	311
CWI (0.5% ownership) (g)	5.5%	12	9.00	364,421	3,280
Total		$2,965		6,457,535	$64,211

INVESTMENT MANAGEMENT (h)		Trailing Twelve Months Ended December 31, 2013	Three Months Ended December 31, 2013	Annualized
Asset management revenue		$42,670	$11,341	$45,364
Structuring revenue		46,589	19,050	76,200
Dealer manager fees		10,856	3,526	14,104
Total		$100,115	$33,917	$135,668

CONSOLIDATED BALANCE SHEET INFORMATION
Assets
Cash	$117,519		Pro rata debt (Includes JVs) (b)	$1,509,423
Due from affiliates	32,034		Unsecured Term Loan and Prior Senior Credit Facility	575,000
Other assets, net	136,433		Accounts Payable	161,369
			Income Taxes, net	44,056
Shares Outstanding	68,266,570		Distributions Payable	67,746
__________

(a)
Refer to schedule on page 19 for a reconciliation from reported lease revenues and property expenses to pro rata lease revenues and pro rata non-reimbursable property expenses that includes our joint venture (“JV”) interests.

(b)
Pro rata NOI and pro rata debt are non-GAAP measures. See page 19 for the detailed reconciliation of Pro rata NOI. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

(c)	On January 31, 2014, CPA®:16 – Global merged with and into one of our subsidiaries pursuant to a previously announced merger agreement.

(d)	Excludes investments in the operating partnerships of the Managed REITs.

(e)
The estimated net asset value per share (“NAV”) for CWI is as of September 30, 2013 and is adjusted as disclosed in footnote (g). NAVs have not been determined for CPA®:17 – Global and CPA®:18 – Global; therefore, their offering prices have been presented in the table above. For CPA®:17 – Global, the offering price shown is from its follow-on offering, which terminated in January 2013. For additional information about CPA®:18 – Global’s offering price, see footnote (f) below.

(f)
The offering price shown for CPA®:18 – Global is calculated by using a weighted-average of the Class A and Class C common shares outstanding at December 31, 2013 at their initial offering price of $10.00 per share and $9.35 per share, respectively.

Investing for the long runTM | 17

Business Segment and Financial Information (Pro Rata-Basis)
(Continued)

(g)
CWI’s NAV was estimated at $10.24 per share as of September 30, 2013, and is based on shares outstanding at November 30, 2013. In December 2013, CWI declared a special stock dividend where stockholders of record as of the close of business on December 16, 2013 received 0.1375 shares of its common stock for each share owned. Shares were issued on December 19, 2013. As a result of the increased number of outstanding shares of CWI’s common stock due to the stock dividend, CWI's estimated NAV was adjusted from $10.24 to $9.00. This adjustment facilitates equivalent treatment of investors in CWI’s initial public offering and investors in its follow-on offering and enables CWI to offer its stock in the follow-on offering at a consistent price of $10.00 per share, inclusive of commissions and offering costs.

(h)	Excludes the asset management revenue related to CPA®:15, which ceased upon the completion of the CPA®:15 Merger on September 28, 2012.

Investing for the long runTM | 18

Pro Rata NOI

(in thousands) (unaudited)

Reconciliation of Pro Rata NOI	Three Months Ended December 31, 2013	Annualized
Pro Rata Lease Revenue
Total lease revenue – as reported	$77,479	$309,916
Total lease revenue – discontinued operations	2,228	8,912
Total consolidated lease revenue	79,707	318,828
Add: Pro rata share of revenue from equity investments	9,165	36,660
Less: Pro rata share of revenue due to noncontrolling interests	(10,542)	(42,168)
Total pro rata lease revenue (a)	78,330	313,320
Less: Straight line rent amortization	(1,453)	(5,812)
Less: Above-and below -market rent intangible lease amortization	6,308	25,232
Total Pro Rata Cash Lease Revenues	83,185	332,740
Pro Rata Non-Reimbursable Property Expenses:
Property expenses – as reported	5,603	22,412
Property expenses – discontinued operations	388	1,552
Total consolidated property expenses	5,991	23,964
Less: Reimbursable property expenses (b)	(3,629)	(14,516)
Total non-reimbursable property expenses	2,362	9,448
Add: Pro rata share of non-reimbursable property expenses from equity investments	180	720
Less: Pro rata share of non-reimbursable property expenses due to noncontrolling interests	(441)	(1,764)
Total Pro Rata Non-Reimbursable Property Expenses	2,101	8,404
Pro Rata NOI (c)	$81,084	$324,336
__________

(a)	Total pro rata lease revenues differ from the amount presented in the reconciliation of Consolidated Statement of Income to AFFO due to the inclusion of discontinued operations.

(b)	Reimbursable property expenses are entirely offset by revenues recorded in Other real estate income; therefore, these reimbursements are not included in lease revenue.

(c)	Pro rata NOI is a non-GAAP measure. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP financial measures.

Investing for the long runTM | 19

Selected Data for the Managed REITs

(in thousands, except share amounts, per share amounts and percentages) (unaudited)

As of December 31, 2013
Selected Data for the Managed REITs
	Ownership	Shares Outstanding		Most Recent Offering Price/NAV (a)	Current Annualized Distribution (b)	Distributions Received by WPC	Asset Management Revenue (c)	Structuring Revenue (d)	Special General Partnership Distributions
CPA®:17 − Global	1.9%	317,353,899		10.00	6.5%	2,950	0.50%	4.5%	10.0%
CPA®:18 − Global	0.1%	24,066,098	(e)	9.93	6.1%	3	0.50%	4.5%	10.0%
CWI (f)	0.5%	67,703,835		9.00	5.5%	12	0.50%	2.5%	10.0%

				Inception Date	Square Feet	Total Domestic AUM	Total International AUM	Total AUM	Total Debt
CPA®:17 − Global				2007	34,033	$2,691,888	$1,754,271	$4,446,159	$1,915,601
CPA®:18 − Global				2012	1,339	79,981	73,757	153,738	85,060
CWI				2010	N/A	1,080,058	—	1,080,058	563,058
Total					35,372	$3,851,927	$1,828,028	$5,679,955	$2,563,719
__________

(a)
WPC generally calculates the NAV for each of the Managed REITs, relying in part on an estimate of the fair market value of each of the Managed REITs’ real estate portfolio provided by a third party, adjusted to give effect to the estimated fair value of mortgages encumbering the Managed REITs’ assets as well as other adjustments. The NAVs are based on a number of variables. The NAV for CWI is as of September 30, 2013 and adjusted as discussed in footnote (f) below. NAVs have not been determined for CPA®:17 – Global and CPA®:18 – Global, therefore, their offering price have been presented in the table above. For CPA®:17 – Global, the offering price shown is from its follow-on offering, which terminated in January 2013. The offering price shown for CPA®:18 – Global is calculated by using a weighted-average of the Class A and Class C common shares outstanding at December 31, 2013 at their initial offering price of $10.00 and $9.35 per share, respectively.

(b)
The current annualized distribution rate is based on quarterly distribution rate for the fourth quarter of 2013 (rate is not guaranteed). For CWI, approximately 83% of its 2013 quarter distribution was paid in cash, with the remaining 17% paid in shares of its common stock.

(c)
We generally earn asset management revenue of 0.5% per annum of average invested assets. For CPA®:17 – Global, we earn asset management revenue ranging from 0.5% per annum of average market value for long-term net leases and certain other types of real estate investments up to 1.75% per annum of the average equity value for certain types of securities. For CPA®:18 – Global, we earn asset management revenue ranging from 0.5% per annum of average market value of certain investments up to 1.5% per annum of the average equity value of certain investments. For 2013, we elected to receive all base asset management revenue in shares of each of the Managed REITs common stock (except that, for CPA®:16 – Global, on July 31, 2013, we elected to start receiving cash in lieu of shares at the request of the Special Committee of its Board of Directors in light of our then-pending Merger with CPA®:16 – Global).

(d)
We generally receive structuring revenue of up to an average of 4.5% of the total cost of all investments made by each CPA® REIT. For certain types of non-long term net lease investments acquired on behalf of CPA®:17 – Global and CPA®:18 – Global, structuring revenue may range from 0% to 1.75% of the equity invested plus the related structuring revenue. For CWI, we earn structuring revenue of 2.5% of the total investment cost of the properties acquired.

(e)	Represents the combined shares outstanding for the Class A and Class C shares of CPA®:18–Global common stock.

(f)
CWI’s NAV was estimated at $10.24 per share as of September 30, 2013, and is based on shares outstanding at November 30, 2013. In December 2013, CWI declared a special stock dividend where stockholders of record as of the close of business on December 16, 2013 received 0.1375 shares of its common stock for each share owned. Shares were issued on December 19, 2013. As a result of the increased number of outstanding shares of CWI’s common stock due to the stock dividend, CWI's estimated NAV was adjusted from $10.24 to $9.00. This adjustment facilitates equivalent treatment of investors in CWI’s initial public offering and investors in its follow-on offering and enables CWI to offer its stock in the follow-on offering at a consistent price of $10.00 per share, inclusive of commissions and offering costs.

Investing for the long runTM | 20

Investment Activity – Owned Portfolio – Acquisitions and Dispositions

(in thousands, except square footage) (unaudited)

For the Year Ended December 31, 2013

Acquisitions – Owned Portfolio

Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Purchase Price (a)	Closing Date	Property Type(s)	Gross Square Footage
WPC	Kraft Foods Group, Inc.	Northfield, IL	$72,360	Jan-13	Office	679,109
WPC	Tommy Hilfiger Europe B.V. (b)	Venlo, Netherlands	35,316	Apr-13	Warehouse/Distribution	473,611
WPC	Cargotec Corporation (b)	Tampere, Finland	52,084	Jun-13	Industrial, Office	183,568
WPC	Arbella Capital Corporation	Quincy, MA	25,500	Jun-13	Office	132,160
WPC	UK Government (b)	Salford, United Kingdom	63,251	Sep-13	Office	211,367
WPC	TW Telecom Inc. (d)	Lone Tree, CO	33,600	Nov-13	Office	161,218
WPC	Santander Global Facilities S.L. (b) (c)	Monchengladbach, Germany	65,003	Dec-13	Office	BTS
Total Owned Portfolio Acquisitions			$347,114			1,841,033

Dispositions – Owned Portfolio

Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Gross Sale Price	Date	Property Type(s)	Gross Square Footage
WPC	Childtime Childcare, Inc. (e)	Naperville, IL	$1,445	Jan-13	Education	7,893
WPC	Garden Ridge, L.P. (e)	Oklahoma City, OK	9,790	Mar-13	Retail	141,585
WPC	US Airways Group, Inc.	Tempe, AZ	28,420	Jun-13	Office	167,890
WPC	Custom Food Products, LLC (e)	Owingsville, KY	5,500	Jun-13	Industrial	37,094
WPC	Anthony, Inc. and Anthony Holdings, Inc.	San Fernando, CA	3,122	Jun-13	Industrial	40,306
WPC	Broomfield Properties Corp.	Broomfield, CO	1,300	Jun-13	Office	41,281
WPC	A. Duie Pyle	Westfield, MA	3,350	Jul-13	Warehouse/Distribution	169,102
WPC	UTI Holdings, Inc.	Glendale Heights, IL	3,975	Jul-13	Education	101,194
WPC	Federal Express Corporation	College Station, TX	700	Jul-13	Warehouse/Distribution	12,080
WPC	Livho, Inc.	Livonia, MI	3,890	Oct-13	Hotel	158,000
WPC	Carey Storage (19 Facilities)	Various	114,060	Nov-13	Self-Storage	1,632,370
Total Owned Portfolio Dispositions			$175,552			2,508,795
__________

(a)	Includes capitalized transaction costs, where applicable.

(b)	Amounts are based on the applicable exchange rate on the date of acquisition.

(c)	Acquisition includes a build-to-suit (“BTS”) transaction. Purchase price represents total commitment for BTS funding. Gross square footage amounts cannot be determined at this time.

(d)	We are also committed to fund a tenant improvement allowance of $5.2 million.

(e)	Properties were acquired in the CPA®:15 Merger.

Investing for the long runTM | 21

Investment Activity – Managed REITs – Acquisitions

(in thousands, except square footage) (unaudited)

For the Year Ended December 31, 2013
Acquisitions – Leased Properties
Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Purchase Price (a)	Closing Date	Property Type(s)	Gross Square Footage
CPA®:17 – Global	Penda Corporation	Portage, WI	$10,871	Jan-13	Industrial	270,500
CPA®:17 – Global	Live Nation Entertainment, Inc.	Dallas, TX	15,700	Feb-13	Retail	61,876
CPA®:17 – Global	Harbor Freight Tools USA, Inc. (b)	Dillon, SC	39,004	Mar-13	Warehouse/Distribution	BTS
CPA®:17 – Global	GEMS Chicago, Inc.	Chicago, IL	18,188	Apr-13	Land	324,176
CPA®:17 – Global	Multi-Tenant	Northbrook, IL	7,934	May-13	Retail	6,006
CPA®:16 – Global	Advanced Circuits, Inc.	Aurora, CO	4,869	May-13	Industrial	50,664
CPA®:17 – Global	FrieslandCampina Nederland B.V. (c)	Wageningen, Netherlands	38,569	Jul-13	Industrial	185,957
CPA®:17 – Global	H&M Hennes & Mauritz AB (c)	Gadki, Poland	78,063	Jul-13	Warehouse/Distribution	897,951
CPA®:18 – Global (50%); CPA®:17 – Global (50%)	State Farm Mutual Automobile Company	Austin, TX	115,604	Aug-13	Office	239,706
CPA®:17 – Global	RLJ-McLarty-Landers Automotive Holdings, LLC	Lewisville, TX	15,310	Aug-13	Automotive Dealership	74,640
CPA®:17 – Global	Henniges Automotive North America, Inc.	Auburn Hills, MI	9,000	Oct-13	Office	55,490
CPA®:17 – Global	Adler Modemärkte AG (c)	Haibach, Germany	26,593	Oct-13	Office	180,909
CPA®:18 – Global (80%); CPA®:17 – Global (20%)	Agrokor d.d. (c)	Various Locations in Croatia	89,094	Dec-13	Retail	564,577
CPA®:17 – Global	KBR Inc.	Houston, TX	41,730	Dec-13	Office	390,982
CPA®:17 – Global	Avnet Inc.	Tempe, AZ	16,996	Dec-13	Office	132,070
CPA®:18 – Global	Crowne Group, LLC	Madison, IN; Logansport, IN; Marion, SC	22,898	Dec-13	Industrial	647,549
Total Acquisitions – Leased Properties			550,423			4,083,053

Acquisitions – Self-Storage
Portfolio(s)	Property Type	Property Location(s)	Purchase Price (a)	Closing Date
CPA®:17 – Global	Self-Storage Facility	Cathedral City, CA	2,755	Mar-13
CPA®:17 – Global	Self-Storage Facility	Hilo, HI	6,100	Jun-13
CPA®:17 – Global	Self-Storage Facility (85% Equity investment)	New York, NY	81,237	Jun-13
CPA®:17 – Global	Self-Storage Facility	Clearwater, FL	4,430	Jul-13
CPA®:17 – Global	Self-Storage Facilities (2 Facilities)	Winder, GA	2,700	Jul-13
CPA®:17 – Global	Self-Storage Facility	Orlando, FL	6,700	Aug-13
CPA®:17 – Global	Self-Storage Facility	Palm Coast, FL	5,700	Sep-13
CPA®:17 – Global	Self-Storage Facility (85% Equity investment)	Bronx, NY	6,724	Oct-13
CPA®:17 – Global	Self-Storage Facility	Holiday, FL	3,500	Nov-13
Total Acquisitions – Self-Storage Properties			119,846

Investing for the long runTM | 22

Investment Activity – Managed REITs – Acquisitions (Unaudited)
(Continued)
(in thousands, except square footage)

For the Year Ended December 31, 2013
Acquisitions - Other
Portfolio(s)	Security Type	Company	Purchase Price (a)	Closing Date
CPA®:17 – Global	Non-Convertible Debenture	Suncity Constructwell Private Limited	1,614	Nov-13
Total Acquisition – Other			1,614

Acquisitions - Hospitality
Portfolio(s)	Property Type	Property Location(s)	Purchase Price (a)	Closing Date
CWI	Hospitality	Memphis, TN; Atlanta, GA; Frisco, TX; Birmingham, AL; Baton Rouge, LA	94,600	Feb-13
CWI	Hospitality	Pittsburgh, PA	29,900	Mar-13
CWI	Hospitality	Nashville, TN	73,600	May-13
CWI	Hospitality	New York, NY	113,000	Jun-13
CWI	Hospitality (d)	Sonoma, CA	78,948	Jul-13
CWI	Hospitality	Raleigh, NC	82,872	Aug-13
CWI	Hospitality	Duck Key, FL	133,541	Oct-13
CWI	Hospitality	Chicago, IL	138,838	Dec-13
Total Acquisitions – Hospitality Properties			745,299

Total Acquisitions			$1,417,182
__________

(a)
Includes capitalized transaction costs, where applicable. For equity investments, the purchase price represents the Managed REIT’s pro rata share of the jointly-owned investment estimated total asset value, excluding debt, plus capitalized transactions costs.

(b)	Acquisition includes a BTS transaction. Purchase price represents total commitment for BTS funding. Gross square footage amounts cannot be determined at this time.

(c)	Acquisition price reflects applicable foreign exchange rate.

(d)	Represents the joint venture’s purchase price to acquire the hotel less the noncontrolling interest contributed by the joint venture partner.

Investing for the long runTM | 23

Investment Activity – Managed REITs – Dispositions

(in thousands, except square footage) (unaudited)

For the Year Ended December 31, 2013
Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Gross Sale Price	Date	Property Type	Gross Square Footage
CPA®:16 – Global	Vacant (formerly Barjan LLC)	Rock Island, IL	$7,410	Feb-13	Warehouse/Distribution	241,950
CPA®:16 – Global	Childtime Childcare, Inc.	Chandler, AZ; Fleming Island, FL; Kennesaw, GA; Hauppauge and Patchogue, NY; Sugar Land, TX; Hampton, VA; Silverdale, WA	13,681	Mar-13; Jul-13; Aug-13; Sep-13, Oct-13; Nov-13	Education	71,372
CPA®:16 – Global	Vacant (formerly Metagenics, Inc.)	San Clemente, CA	11,263	Mar-13	Industrial	88,070
CPA®:16 – Global	Garden Ridge, L.P.	Tulsa, OK	9,810	Mar-13	Retail	141,659
CPA®:16 – Global	RR Donnelley & Sons Company	Waterloo, WI	—	Apr-13	Industrial, Office, Warehouse/Distribution	466,192
CPA®:16 – Global	Waddington North America, Inc.	Florence, KY	1,775	Jun-13	Industrial	166,849
CPA®:16 – Global	BA Kitchen Components Limited (a)	Doncaster, United Kingdom	1,527	Jun-13	Industrial	225,998
CWI	Hotel Maya, a Doubletree Hotel and Residence Inn Long Beach (49% Equity investment)	Long Beach, CA	22,640	Jul-13	Hospitality	N/A
CPA®:16 – Global	Fraikin SAS (a)	Créteil, Marseille, Vaulx en Velin, and Wasquehal, France	4,589	Jul-13	Industrial	43,550
CPA®:16 – Global	Tower Automotive Products Co., Inc.	Upper Sandusky, OH	875	Aug-13	Industrial	80,212
CPA®:16 – Global	Southwest Convenience Stores	Socorro, TX	447	Aug-13	Retail	4,114
CPA®:16 – Global	Gerber Scientific, Inc.	South Windsor, CT	4,200	Sep-13	Industrial	60,000
CPA®:16 – Global	Katun Corporation	Davenport, IA	6,550	Oct-13	Warehouse/Distribution	121,623
CPA®:16 – Global	The Talaria Company (Hinckley) (70% CPA®:16 – Global; 30% WPC)	Stuart, FL; Trenton and Southwest Harbor, ME; Portsmouth, RI	40,704	Oct-13	Industrial	426,137
CPA®:16 – Global	Telcordia Technologies, Inc.	Piscataway, NJ	27,400	Dec-13	Office	379,037
Total Dispositions			$152,871			2,516,763
____________

(a)	Disposition price reflects applicable foreign exchange rate.

Investing for the long runTM | 24

Combined Company Information

Investing for the long runTM | 25

Combined Company Portfolio Debt Overview (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of December 31, 2013
Portfolio Debt Maturity
Year of Maturity	Number of Properties (a)	Annualized Contractual Minimum Base Rent (a)	Balloon Payments	Other Principal Payments	Debt Maturity (b)
2014	24	$48,632	$276,952	$9,190	$286,142
2015	37	45,726	262,858	6,231	269,089
2016	107	42,222	253,291	19,462	272,753
2017	92	103,388	659,503	15,481	674,984
2018	36	55,222	288,452	52,491	340,943
2019	11	16,511	51,450	17,716	69,166
2020	22	38,985	204,635	45,821	250,456
2021	12	20,846	90,874	32,704	123,578
2022	30	42,265	203,413	60,619	264,032
2023	27	43,173	123,300	81,178	204,478
2024	24	21,097	7,936	79,155	87,092
Thereafter	24	27,804	44,454	91,173	135,627
	446	$505,871	$2,467,118	$511,221	2,978,340
Unsecured Term Loan (c)					300,000
Prior Senior Credit Facility (c)					275,000
Line of credit (d)					155,000
					$3,708,340

Mortgage Maturity Analysis (a) (in thousands)

__________

(a)	Represents the number of properties and annualized contractual minimum base rent associated with the debt that is maturing in each respective year.

(b)	Debt maturity data is presented on a pro rata basis. Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

(c)
Amount includes recourse debt under our then-existing senior credit facility, including a revolving credit facility for up to $450.0 million and a $175.0 million term loan facility (collectively, the “Prior Senior Credit Facility”) and an unsecured term loan for $300 million (the “Unsecured Term Loan”), of which a total of $275.0 million and $300.0 million, respectively, were outstanding as of December 31, 2013. In January 2014, we amended our existing credit agreement to increase the maximum aggregate principal amount available to $1.25 billion, which include a $1.0 billion revolving credit facility and a $250.0 million term loan. The Prior Senior Credit Facility and Unsecured Term Loan were repaid in full at that time and terminated.

(d)	Represents CPA®:16 – Global's line of credit as of December 31, 2013, which was repaid in full on January 31, 2014 and terminated in connection with the closing of the CPA®:16 Merger on that date.

Investing for the long runTM | 26

Combined Company Portfolio Debt Overview (Pro Rata-Basis)
(Continued)
(in thousands, except percentages) (unaudited)

As of December 31, 2013
Fixed- and Variable-Rate Pro Rata Debt

	Weighted Average Interest Rate	Total Outstanding Balance	Percent of Total
Fixed	5.6%	$2,405,020	64.9%
Variable – Swapped	5.0%	313,854	8.5%
Variable – Capped	1.6%	210,136	5.7%
Variable – Floating	4.2%	30,893	0.8%
Variable – Future Rate Reset	6.2%	18,437	0.5%
	5.2%	2,978,340	80.4%
Recourse Debt (a)
Variable – Unsecured Term Loan	1.8%	300,000	8.1%
Variable – Senior Credit Facility	1.9%	275,000	7.4%
Variable – Line of credit	3.1%	155,000	4.1%
Total Pro Rata Debt Outstanding (b)	4.6%	$3,708,340	100.0%
__________

(a)
In January 2014, we amended our existing credit agreement to increase the maximum aggregate principal amount available to $1.25 billion, which include a $1.0 billion revolving credit facility and a $250.0 million term loan. The Prior Senior Credit Facility and Unsecured Term Loan were repaid in full at that time and terminated.

(b)	Pro rata debt is a non-GAAP measure. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP financial measures.

As of December 31, 2013
Reconciliation of GAAP Debt to Pro Rata Debt

	WPC	CPA®:16 − Global	Combined Company
Non-recourse debt, as reported	$1,492,410	$1,518,325	$3,010,735
Add share of equity investments	217,263	253,029	470,292
Less: noncontrolling interest's share of consolidated debt	(200,250)	(302,437)	(502,687)
Non-recourse pro rata debt	1,509,423	1,468,917	2,978,340
Recourse debt, as reported	575,000	155,000	730,000
Total Pro Rata Debt	$2,084,423	$1,623,917	$3,708,340

Investing for the long runTM | 27

Combined Company Joint Venture Information (in thousands, except percentages) (unaudited)

As of December 31, 2013
Joint Venture Information
Joint Venture or JV	WPC % Interest	Remaining	Total JV			WPC Pro Rata Share of Total JV (a)
(Principal Tenant)	in JV	Interest in JV	Assets	Liabilities	Equity	Assets	Liabilities	Equity
Wanbishi Archives Co. Ltd.	3.00%	CPA®:17 – Global - 97.00%	$39,925	$27,217	$12,708	$1,198	$817	$381
C1000 Logistiek Vastgoed B.V.	15.00%	CPA®:17 – Global - 85.00%	192,348	96,132	96,216	28,852	14,420	14,432
Actebis Peacock GmbH	30.00%	CPA®:17 – Global - 70.00%	44,337	29,325	15,012	13,301	8,798	4,503
Waldaschaff Automotive Gmbh and Wagon Automotive Nagold GmbH	33.00%	CPA®:17 – Global - 67.00%	44,924	21,079	23,845	14,825	6,956	7,869
Frontier Spinning Mills, Inc.	40.00%	CPA®:17 – Global - 60.00%	38,223	22,438	15,785	15,289	8,975	6,314
The New York Times Company	45.00%	CPA®:17 – Global - 55.00%	249,730	119,579	130,151	112,379	53,811	58,568
Total Equity Method Joint Ventures			609,487	315,770	293,717	185,844	93,777	92,067

Carey Storage (b)	36.60%	Third parties - 63.40%	6,133	3,196	2,937	2,245	1,170	1,075
Berry Plastics Corporation	50.00%	CPA®:17 – Global - 50.00%	70,802	27,625	43,177	35,401	13,813	21,588
Tesco PLC	51.00%	CPA®:17 – Global - 49.00%	82,676	48,056	34,620	42,165	24,509	17,656
Dick’s Sporting Goods, Inc.	55.00%	CPA®:17 – Global - 45.00%	25,097	21,659	3,438	13,803	11,912	1,891
Hellweg Die Profi-Baumärkte GmbH & Co. KG (Hellweg 2)	63.50%	CPA®:17 – Global - 36.50%	410,456	380,575	29,881	260,640	241,665	18,975
Eroski Sociedad Cooperativa	70.00%	CPA®:17 – Global - 30.00%	32,435	261	32,174	22,705	183	22,522
Multi-tenant property in Illkirch-Graffens, France	75.00%	Third party - 25.00%	21,110	13,130	7,980	15,833	9,848	5,985
Gibson Guitar	82.50%	Third party - 17.50%	15,498	9,629	5,869	12,786	7,944	4,842
U-Haul Moving Partners, Inc. and Mercury Partners, L.P.	88.46%	CPA®:17 – Global - 11.54%	252,051	16,221	235,830	222,964	14,349	208,615
Continental Airlines, Inc.	90.00%	Third party - 10.00%	5,227	4,248	979	4,704	3,823	881
Multi-tenant property in Tours, France (c)	95.00%	Third party - 5.00%	9,834	8,381	1,453	9,342	7,962	1,380
Total Consolidated Joint Ventures			931,319	532,981	398,338	642,588	337,178	305,410
Total Less Than Wholly-Owned Joint Ventures			$1,540,806	$848,751	$692,055	$828,432	$430,955	$397,477

__________

(a)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP financial measures.

(b)	In November 2013, this venture sold 19 of its 20 self-storage properties to an unrelated third party.

(c)	This investment was sold in January 2014.

Investing for the long runTM | 28

Combined Company Portfolio Information – Diversification of Top Ten Tenants by Rent (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of December 31, 2013
Tenant / Lease Guarantor	Annualized Contractual Minimum Base Rent	Percent
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	$42,411	6.4%
Carrefour France SAS (a)	33,433	5.1%
U-Haul Moving Partners Inc. and Mercury Partners, LP	28,738	4.4%
OBI Group (a)	18,596	2.8%
Marcourt Investments Inc. (Marriott Corporation)	16,100	2.4%
UTI Holdings, Inc.	14,514	2.2%
True Value Company	14,486	2.2%
Advanced Micro Devices, Inc.	11,944	1.8%
The New York Times Company	11,552	1.8%
Dick's Sporting Goods, Inc.	11,538	1.8%
Total (b)	$203,312	30.9%
__________

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

Investing for the long runTM | 29

Combined Company Portfolio Information – Diversification by Property Type
(Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of December 31, 2013
Property Type	Square Footage	Percent
Industrial	31,920	37.8%
Warehouse/Distribution	24,694	29.3%
Office	10,928	13.0%
Retail	7,739	9.2%
Self Storage	5,143	6.1%
Other Properties (a)	3,880	4.6%
Total (b) (c)	84,304	100.0%

Property Type	Annualized Contractual Minimum Base Rent	Percent
Office	$176,244	26.8%
Industrial	170,440	25.9%
Warehouse/Distribution	126,106	19.1%
Retail	90,678	13.8%
Self Storage	28,738	4.4%
Other Properties (a)	66,373	10.0%
Total (b) (c)	$658,579	100.0%

Portfolio Diversification by Property Type (b) (c)	Portfolio Diversification by Property Type (b) (c)
(based on square footage)	(based on annualized contractual minimum base rent)

__________

(a)	Other properties include hospitality, education, sports, theater, residential, and unoccupied land.

(b)	Excludes all operating properties.

(c)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

Investing for the long runTM | 30

Combined Company Portfolio Information – Diversification by Tenant Industry (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of December 31, 2013
Industry Type (a)	Square Footage	Percent	Annualized Contractual Minimum Base Rent	Percent
Retail Trade	17,165	20.4%	$132,701	20.1%
Electronics	4,967	5.9%	66,140	10.0%
Chemicals, Plastics, Rubber, and Glass	6,428	7.6%	36,827	5.6%
Automobile	6,268	7.4%	34,638	5.3%
Business and Commercial Services	2,542	3.0%	34,380	5.2%
Healthcare, Education and Childcare	2,757	3.3%	34,055	5.2%
Construction and Building	8,045	9.5%	29,953	4.5%
Beverages, Food, and Tobacco	4,328	5.1%	27,642	4.2%
Media: Printing and Publishing	2,759	3.3%	25,001	3.8%
Hotels and Gaming	1,089	1.3%	22,976	3.5%
Telecommunications	1,495	1.8%	21,123	3.2%
Leisure, Amusement, Entertainment	1,114	1.3%	20,963	3.2%
Machinery	2,955	3.5%	20,937	3.2%
Transportation - Cargo	2,197	2.6%	20,099	3.1%
Buildings and Real Estate	3,343	4.0%	18,679	2.8%
Federal, State and Local Government	628	0.7%	16,333	2.5%
Consumer Non-Durable Goods	2,881	3.4%	15,762	2.4%
Insurance	1,060	1.3%	13,029	2.0%
Grocery	1,198	1.4%	12,387	1.9%
Transportation - Personal	1,825	2.2%	10,266	1.6%
Aerospace and Defense	1,101	1.3%	8,583	1.3%
Textiles, Leather, and Apparel	2,006	2.4%	8,196	1.2%
Mining, Metals, and Primary Metal Industries	1,455	1.7%	7,886	1.2%
Other (b)	3,298	3.9%	20,023	3.0%
Vacant	1,400	1.7%	—	0.0%
Total (c) (d)	84,304	100.0%	$658,579	100.0%

Investing for the long runTM | 31

Combined Company Portfolio Information – Diversification by Tenant Industry (Pro Rata-Basis)
(Continued)

__________

(a)	Based on the Moody’s Classification System and information provided by the tenant.

(b)	Includes rent from tenants in the following industries: consumer and durable goods; banking; forest products and paper; consumer services; utilities; and multi-tenant properties.

(c)	Excludes all operating properties.

(d)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

(e)	Pro rata rents and applicable exchange rates are as of December 31, 2013.

Investing for the long runTM | 32

Combined Company Portfolio Information – Diversification by Geography (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of December 31, 2013
Region	Square Footage	Percent	Region	Annualized Contractual Minimum Base Rent	Percent
U.S.			U.S.
South	17,443	20.6%	South	$124,571	18.9%
East	17,138	20.3%	East	121,097	18.4%
Midwest	12,945	15.4%	West	119,225	18.1%
West	12,088	14.3%	Midwest	82,844	12.6%
U.S. Total	59,614	70.6%	U.S. Total	447,737	68.0%

International			International
France	8,780	10.4%	Germany	69,321	10.5%
Germany	7,079	8.4%	France	54,613	8.3%
Finland	2,403	2.9%	Finland	33,692	5.1%
Poland	1,827	2.2%	Poland	18,596	2.8%
Other (a)	4,601	5.5%	Other (a)	34,620	5.3%
International Total	24,690	29.4%	International Total	210,842	32.0%
Total (b) (c)	84,304	100.0%	Total (b) (c)	$658,579	100.0%

Portfolio Diversification by Geography (b) (c)	Portfolio Diversification by Geography (b) (c)
(based on square footage)	(based on annualized contractual minimum base rent)

_______

(a)	Includes assets in the United Kingdom, the Netherlands, Hungary, Spain, Belgium, Sweden, Canada, Mexico, Thailand, Malaysia, and Japan.

(b)	Excludes all operating properties.

(c)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

Investing for the long runTM | 33

Combined Company Portfolio Information – Lease Maturities (Pro Rata-Basis)

(in thousands, except percentages and number of leases) (unaudited)

As of December 31, 2013
Year of Lease Expiration (a)	Number of Leases Expiring	Square Feet	As % of Total Portfolio	Annualized Contractual Minimum Base Rent	As % of Total Portfolio
2014	18	1,327	1.6%	$12,745	1.9%
2015	35	8,489	10.1%	55,904	8.5%
2016	26	3,186	3.8%	28,329	4.3%
2017	21	3,209	3.8%	19,738	3.0%
2018	19	2,752	3.3%	31,183	4.7%
2019	21	4,110	4.9%	45,189	6.9%
2020	23	4,227	5.0%	35,470	5.4%
2021	80	7,606	9.0%	48,486	7.4%
2022	37	8,694	10.3%	61,856	9.4%
2023	17	5,451	6.4%	47,730	7.2%
2024	38	12,497	14.8%	86,493	13.1%
2025	14	2,016	2.4%	16,329	2.5%
2026	22	2,707	3.2%	19,862	3.0%
2027	17	5,592	6.6%	37,954	5.8%
Thereafter	32	11,041	13.1%	111,311	16.9%
Vacant	—	1,400	1.7%	—	0.0%
Total (c) (d)	420	84,304	100.0%	$658,579	100.0%
__________

(a)	Assumes tenant does not exercise renewal option.

(b)	Month-to-month properties are counted in 2014 revenue stream.

(c)	Excludes all operating properties.

(d)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

Investing for the long runTM | 34

Combined Company Tenants by Annualized Contractual Minimum Base Rent (Pro Rata-Basis)

(in thousands, except number of locations and percentages) (unaudited)

As of December 31, 2013
Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry
Hellweg Die Profi-Baumärkte GmbH & Co. KG	Germany	53	3,507	$42,411	6.4%	CPIU	Retail	Retail Stores
Carrefour France, SAS	France	15	6,265	33,433	5.1%	CPIU; FIXED	Warehouse/Distribution	Retail Stores
U-Haul Moving Partners, Inc. and Mercury Partners, LP	AL; AZ; CO; FL; GA; IL; IN; KS; LA; MA; MD; MN; MO; MS; NC; NJ; NM; NV; NY; OH; OK; TN; TX; VA	78	5,143	28,738	4.4%	CPIU	Self-Storage	Buildings and Real Estate
Marcourt Investments Inc. (Marriott Corporation)	Poland	18	1,827	18,596	2.8%	CPIU	Office; Retail	Retail Stores
Marcourt Investments Inc.	CA; FL; IL; IN; KY; MD; NJ; NM; WA	12	1,036	16,100	2.4%	OTHER	Other Properties	Hotels and Gaming
UTI Holdings, Inc.	Avondale, AZ; Rancho Cucamonga, CA; Sacramento, CA; Glendale Heights, IL; Mooresville, NC; Exton, PA	6	1096	14,514	2.2%	CPIU	Other Properties	Healthcare, Education and Childcare
True Value Company	Corsicana, TX; Fogelsville, PA; Jonesboro, GA; Kansas City, MO; Kingman, AZ; Springfield, OR; Woodland, CA	7	3628	14,486	2.2%	FIXED	Warehouse/Distribution	Construction and Building
Advanced Micro Devices, Inc.	Sunnyvale, CA	1	362	11,944	1.8%	CPI	Office	Electronics
The New York Times Company	New York, NY	1	321	11,552	1.8%	FIXED	Office	Media: Printing and Publishing
Dick's Sporting Goods, Inc.	Buffalo, NY; Fairfax, VA; Freehold, NJ; Greenwood, IN (2); Kennesaw, GA; Leawood, KS; Lombard, IL; Plainfield, IN; York, PA	10	1169	11,538	1.8%	CPI; FIXED	Retail	Retail Stores
Pohjola Non-Life Insurance Company LTD	Finland	1	851	9,742	1.5%	CPIU	Office	Insurance
Prefecture de Police	France	1	241	9,464	1.4%	CPIU	Office	Federal, State and Local Government
TietoEnator Plc	Finland	2	466	9,216	1.4%	CPIU	Office	Electronics
Berry Plastics Corporation	Alsip, IL; Baltimore, MD; Evansville, IN; Lawrence, KS; Solvay, NY; Tolleson, AZ	7	1656	7,606	1.2%	CPIU	Industrial	Chemicals, Plastics, Rubber, and Glass
Federal Express Corporation	Collierville, TN; Corpus Christi, TX	2	421	7,593	1.2%	CPI; FIXED	Office; Warehouse/Distribution	Transportation - Cargo
Nordic Atlanta Cold Storage, LLC	Atlanta, GA; Doraville, GA; Rockmart, GA	3	1307	7,539	1.1%	CPI	Warehouse/Distribution	Business and Commercial Services
Schuler AG	Germany	1	747	7,516	1.1%	CPI	Industrial	Machinery
Tower International	Auburn, IN; Bluffton, OH; Clinton Township, MI; Milan, TN	4	1229	6,884	1.0%	CPIU	Industrial	Automobile
SOHO House Beach House, LLC	Miami Beach, FL	1	53	6,876	1.1%	FIXED	Other Properties	Hotels and Gaming
24 Hour Fitness USA, Inc.	Austin, TX; Bedford, TX; Englewood, CO; Houston, TX; Memphis, TN; St. Charles, MO; Salt Lake City, UT	7	303	6,621	1.0%	CPI; FIXED	Other Properties	Leisure, Amusement, Entertainment

Investing for the long runTM | 35

Combined Company Tenants by Annualized Contractual Minimum Base Rent (Pro Rata-Basis)
(Continued)

(in thousands, except number of locations and percentages) (unaudited)

As of December 31, 2013
Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry
Ericsson, Inc.	Piscataway, NJ	1	507	6,594	1.0%	CPI	Office	Telecommunications
Foster Wheeler Realty Services	Clinton, NJ	1	292	6,510	1.0%	CPI	Office	Business and Commercial Services
Fraikin SAS	France	59	828	6,110	0.9%	CPIU	Industrial	Transportation - Cargo
Fiserv, Inc.	Norcross, GA	1	221	5,472	0.8%	CPI; FIXED	Land; Office	Business and Commercial Services
Life Time Fitness, Inc.	Canton, MI; Rochester Hills, MI	2	279	5,139	0.8%	FIXED	Other Properties	Leisure, Amusement, Entertainment
Rexam Healthcare Packaging Inc.	Buffalo Grove, IL; Excelsior Springs, MO; North Versailles, PA; St. Petersburg, FL; West Lafayette, IN	6	881	5,106	0.8%	CPIU	Industrial	Chemicals, Plastics, Rubber, and Glass
Kraft Foods Group, Inc.	Northfield, IL	1	679	5,000	0.8%	NONE	Office	Beverages, Food, and Tobacco
Wallac Oy	Finland	2	309	4,903	0.7%	CPIU	Industrial; Office	Electronics
IDS Group, Ltd.	Thailand; Malaysia	3	1165	4,778	0.7%	CPI	Industrial; Warehouse/Distribution	Consumer Non-durable Goods
Atrium Windows and Doors, Inc.	Dallas, TX; Murrysville, PA; Welcome, NC; Wylie, TX	4	1366	4,665	0.7%	CPI; NONE	Industrial; Land	Construction and Building
Katun Corporation	Bloomington, MN; Gorinchem, NT	2	355	4,359	0.7%	CPIU	Office; Warehouse/Distribution	Electronics
Metokote Corporation	Peru, IL; Huber Heights, OH; Lima, OH; Sheffield, OH; Lebanon, TN; Cambridge, CN; Ramos Arizpe, MX	7	868	4,651	0.7%	CPI	Industrial	Automobile
Corinthian Colleges Inc.	Blairsville, PA; Laramie, WY	2	399	4,556	0.7%	CPI	Residential	Healthcare, Education and Childcare
Sec of State Communities and Local Gov	United Kingdom	1	211	4,502	0.7%	OTHER	Office	Federal, State and Local Government
Dr. Pepper Snapple Group, Inc.	Houston, TX; Irving, TX	2	722	4,464	0.7%	CPIU	Industrial	Beverages, Food, and Tobacco
Ply Gem Industries, Inc.	Fair Bluff, NC; Kearney, MO; Martinsburg, WV; MiddlesexTownship, PA; Rocky Mount, VA; Walbridge, OH; York, NE; Calgary, Alberta, CN	8	1857	4,407	0.7%	CPIU	Industrial	Construction and Building
CSM Bakery Products NA, Inc.	Bonner Springs, KS; Colton, CA; Dallas, TX; Eagan, MN	4	658	4,367	0.7%	CPI	Industrial	Beverages, Food, and Tobacco
Omnicom Group, Inc.	Playa Vista, CA	1	120	4,346	0.7%	CPI	Office	Business and Commercial Services
Oriental Trading Company, Inc.	La Vista, NE	1	736	4,305	0.7%	CPIU	Warehouse/Distribution	Consumer and Durable Goods
Caremark PCS Health LP	Scottsdale, AZ	1	355	4,300	0.7%	NONE	Office	Electronics
HP Enterprise Services, LLC	Louisville, CO	1	404	4,185	0.6%	CPI	Industrial	Telecommunications
Performance Fibers GmbH	Germany	1	859	4,184	0.6%	CPI	Industrial; Office; Warehouse/Distribution	Chemicals, Plastics, Rubber, and Glass

Investing for the long runTM | 36

Combined Company Tenants by Annualized Contractual Minimum Base Rent (Pro Rata-Basis)
(Continued)
(in thousands, except number of locations and percentages) (unaudited)

As of December 31, 2013
Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry
Huntsman International LLC	The Woodlands, TX	1	179	4,153	0.6%	FIXED	Office	Chemicals, Plastics, Rubber, and Glass
Hologic, Inc.	Bedford, MA; Danbury, CT	2	269	4,068	0.6%	CPI	Industrial	Electronics
Cargotec Finland OY	Finland	1	184	4,055	0.6%	CPIU	Industrial; Office	Machinery
JPMorgan Chase Bank, National Assoc.	Fort Worth, TX	1	384	4,000	0.6%	CPI	Office	Banking
Amylin Pharmaceuticals, Inc.	San Diego, CA	2	144	3,950	0.6%	FIXED	Office	Business and Commercial Services
Tesco Global Aruhazak Zrt.	Hungary	2	509	3,875	0.6%	CPI	Warehouse/Distribution	Grocery
Kings Super Markets, Inc.	Cresskill, NJ; Livingston, NJ; Maplewood, NJ; Montclair, NJ; Morristown, NJ; Summit, NJ	6	137	3,861	0.6%	CPI	Retail	Grocery
Bob's Discount Furniture, LLC	Norwich, CT	2	795	3,840	0.6%	CPI	Warehouse/Distribution	Retail Stores
Konica Minolta Business Solutions U.S.A., Inc.	St. Petersburg, FL	2	338	3,815	0.6%	CPIU	Office	Electronics
Del Monte Corporation	Mendota, IL; Plover, WI; Toppenish, WA; Yakima, WA	4	736	3,526	0.5%	CPIU	Warehouse/Distribution	Beverages, Food, and Tobacco
Finisar Corporation	Allen, TX; Sunnyvale, CA	2	252	3,525	0.5%	FIXED	Industrial; Office	Electronics
PetSmart, Inc.	Ennis, TX; Phoenix, AZ	2	850	3,458	0.5%	FIXED	Warehouse/Distribution	Retail Stores
Carmike Cinemas, Inc.	Hickory Creek, TX; Pensacola, FL; Port St. Lucie, FL	3	182	3,347	0.5%	CPI	Industrial	Aerospace and Defense
TRW Vehicle Safety Systems Inc.	Washington, MI	1	280	3,336	0.5%	FIXED	Office	Automobile
Orbital Sciences Corporation	Chandler, AZ	1	355	3,307	0.5%	CPI	Industrial	Aerospace and Defense
Others		331	31,611	213,191	32.3%
Vacant		4	1,400	—	0.0%
Total(b) (c)		708	84,304	$658,579	100.0%
__________

(a)	Number of locations and square footage includes properties that are partially vacant.

(b)	Excludes all operating properties.

(c)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

Investing for the long runTM | 37

Unencumbered Combined Company Portfolio Information

Investing for the long runTM | 38

Unencumbered Combined Company Portfolio Information – Diversification by Property Type (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of December 31, 2013
Property Type	Square Footage	Percent
Industrial	10,375	44.5%
Self Storage	5,143	22.1%
Warehouse/Distribution	4,107	17.7%
Office	2,384	10.2%
Retail	586	2.5%
Other Properties (a)	706	3.0%
Total (b) (c)	23,301	100.0%

Property Type	Annualized Contractual Minimum Base Rent	Percent
Industrial	$51,785	33.9%
Office	31,831	20.8%
Self Storage	28,738	18.8%
Warehouse/Distribution	19,348	12.7%
Retail	3,273	2.2%
Other Properties (a)	17,733	11.6%
Total (b) (c)	$152,708	100.0%
______

Portfolio Diversification by Property Type (b) (c)	Portfolio Diversification by Property Type (b) (c)
(based on square footage)	(based on annualized contractual minimum base rent)

___

(a)	Other properties include hospitality, education, sports, theater, and unoccupied land.

(b)	Excludes all operating properties.

(c)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

Investing for the long runTM | 39

Unencumbered Combined Company Portfolio Information – Diversification by Tenant Industry (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of December 31, 2013
Industry Type (a)	Square Footage	Percent	Annualized Contractual Minimum Base Rent	Percent
Buildings and Real Estate	3,343	14.3%	$18,679	12.2%
Machinery	1,895	8.1%	15,731	10.3%
Automobile	2,347	10.1%	11,901	7.8%
Construction and Building	2,655	11.4%	11,018	7.2%
Transportation – Personal	1,825	7.8%	10,266	6.7%
Electronics	1,118	4.8%	9,926	6.5%
Chemicals, Plastics, Rubber, and Glass	1,437	6.2%	8,593	5.7%
Healthcare, Education, and Childcare	852	3.7%	7,984	5.2%
Telecommunications	632	2.7%	7,620	5.0%
Leisure, Amusement, Entertainment	375	1.6%	7,050	4.6%
Hotels and Gaming	53	0.2%	6,876	4.5%
Federal, State, and Local Government	254	1.1%	4,864	3.2%
Forest Products and Paper	1,320	5.7%	4,324	2.8%
Textiles, Leather, and Apparel	707	3.0%	4,072	2.7%
Beverages, Food, and Tobacco	784	3.4%	3,917	2.6%
Retail Trade	644	2.8%	3,639	2.4%
Media: Printing and Publishing	511	2.2%	2,944	1.9%
Business and Commercial Services	207	0.9%	2,336	1.5%
Aerospace and Defense	448	1.9%	2,327	1.5%
Grocery	246	1.1%	2,203	1.5%
Transportation – Cargo	426	1.8%	1,928	1.3%
Insurance	132	0.6%	1,883	1.2%
Other (b)	523	2.2%	2,627	1.7%
Vacant	567	2.4%	—	0.0%
Total (c) (d)	23,301	100.0%	$152,708	100.0%

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Unencumbered Combined Company Portfolio Information – Diversification by Tenant Industry (Pro Rata-Basis)
(Continued)

__________

(a)	Based on the Moody’s Classification System and information provided by the tenant.

(b)	Includes rent from tenants in the following industries: mining, metals, and primary metal industries; banking; consumer services; and multi-tenant properties.

(c)	Excludes all operating properties.

(d)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

(e)	Pro rata rents and applicable exchange rates are as of December 31, 2013.

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Unencumbered Combined Company Portfolio Information – Diversification by Geography (Pro Rata-Basis)
(in thousands, except percentages) (unaudited)

As of December 31, 2013
Region	Square Footage	Percent	Region	Annualized Contractual Minimum Base Rent	Percent
U.S.			U.S.
South	7,751	33.2%	South	$44,124	28.9%
East	5,238	22.5%	East	34,736	22.7%
Midwest	3,815	16.4%	Midwest	23,977	15.7%
West	3,582	15.4%	West	19,725	12.9%
U.S. Total	20,386	87.5%	U.S. Total	122,562	80.2%

International			International
Germany	1,580	6.8%	Germany	14,308	9.4%
Netherlands	474	2.0%	United Kingdom	4,502	2.9%
United Kingdom	211	0.9%	Finland	4,055	2.7%
Finland	184	0.8%	Netherlands	3,155	2.1%
Other (a)	466	2.0%	Other (a)	4,126	2.7%
International Total	2,915	12.5%	International Total	30,146	19.8%
Total (b) (c)	23,301	100.0%	Total (b) (c)	$152,708	100.0%

Portfolio Diversification by Geography (b) (c)	Portfolio Diversification by Geography (b) (c)
(based on square footage)	(based on annualized contractual minimum base rent)

__

(a)	Includes assets in France, Spain, and Mexico.

(b)	Excludes all operating properties.

(c)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

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Unencumbered Combined Company Portfolio Information – Lease Maturities (Pro Rata-Basis)

(in thousands, except percentages and number of leases) (unaudited)

As of December 31, 2013
Year of Lease Expiration (a)	Square Feet	As % of Total Portfolio	Annualized Contractual Minimum Base Rent	As % of Total Portfolio
2014	225	1.0%	$1,812	1.2%
2015	580	2.5%	2,922	1.9%
2016	1,339	5.7%	10,403	6.8%
2017	1,083	4.6%	5,810	3.8%
2018	2,116	9.1%	13,151	8.6%
2019	611	2.6%	2,964	1.9%
2020	1,784	7.7%	7,855	5.2%
2021	2,022	8.7%	11,341	7.4%
2022	2,206	9.5%	11,598	7.6%
2023	1,151	4.9%	9,275	6.1%
2024	5,942	25.5%	31,128	20.4%
2025	165	0.7%	1,248	0.8%
2026	317	1.4%	2,046	1.3%
2027	1,393	6.0%	13,729	9.0%
Thereafter	1,800	7.7%	27,426	18.0%
Vacant	567	2.4%	—	0.0%
Total (c) (d)	23,301	100.0%	$152,708	100.0%
__________

(a)	Assumes tenant does not exercise renewal option.

(b)	Month-to-month properties are counted in 2014 revenue stream.

(c)	Excludes all operating properties.

(d)	Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 44 for a description of our non-GAAP measures.

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Terms and Definitions

Non-GAAP Financial Disclosures
AFFO
Funds from Operations (“FFO”) is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude acquisition expenses and non-core expenses, such as merger and restructuring expenses. Merger expenses are related to the CPA®:15 Merger and CPA®:16 Merger and restructuring expenses are related to the restructuring of Hellweg 2. We also exclude realized gain/losses on foreign exchange and derivatives which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding those items provides investors a view of our portfolio performance over time and make it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructurings, which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
Adjusted EBITDA
We believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges such as impairments and stock compensation. Additionally, we exclude merger expenses related to the CPA®:15 Merger and CPA®:16 Merger which are considered non-recurring and gain/losses in real estate, foreign exchange and derivatives which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from Adjusted EBITDA as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short term fluctuations in net income but have no impact on cash flows. We believe that Adjusted EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Accordingly, Adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA and Adjusted EBITDA as two of the measures of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation. Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

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Terms and Definitions
(Continued)

Adjusted Revenue
Adjusted revenue is a non-GAAP financial measure that represents revenues on a GAAP basis adjusted for our pro rata share of revenues from equity investments as well as the pro rata share of revenues due to noncontrolling interests. We believe that adjusted revenue is useful to investors and analysts as a supplemental measure of revenues from our core operations, and we use it to evaluate the stability of our underlying revenue streams. Adjusted revenue should not be considered as an alternative to revenues computed on a GAAP basis as a measure of our profitability. Adjusted revenue may not be comparable to similarly titled measures of other companies.
Adjusted G&A
Total Adjusted G&A is a non-GAAP financial measure that represents WPC’s general and administrative expense on a GAAP basis adjusted for both non-recurring items including merger costs and recurring items including Dealer manager fee-related expense and non-cash stock compensation expense. We believe that Adjusted G&A is useful to investors and analysts as a supplemental measure of expenses related to total adjusted real estate revenue, and we use it to evaluate the profitability of our overall operations. Total Adjusted G&A should not be considered as an alternative to general and administrative expense computed on a GAAP basis as a measure of our profitability. Adjusted G&A may not be comparable to similarly titled measures of other companies.
NOI
NOI represents income from our net lease portfolio after operating expenses (excluding depreciation and amortization) are deducted from revenue.  Further deductions for straight line and other non-cash rents are made to calculate NOI.  We believe that presenting this measure provides supplemental information on the nature and performance of our investments that is not easily discernible in the equivalent GAAP measure.
Pro Rata Amounts
This supplemental package contains certain measures prepared under the pro rata consolidation method, which is not in accordance with GAAP. We refer to these non-GAAP measures as pro rata measures. We believe that these pro rata measures, including primarily "pro rata debt" and "pro rata NOI," are useful to investors as they provide supplemental information on the nature and performance of our investments that is not easily discernible in the equivalent GAAP measures. Consistent with industry practice and as a means of procuring opportunities and sharing risk, we have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method required under GAAP, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, under GAAP, for all other jointly-owned investments, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we generally present our proportionate share, based on our economic ownership of these jointly-owned investments, of the assets, liabilities, revenues and expenses of those investments, as we use this information to evaluate our financial performance without including any ownership of the other investors. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to or more meaningful than, our GAAP measures.
Total Adjusted Real Estate Revenue
Total adjusted real estate revenue represents WPC and the Managed REITs. We believe that presenting total adjusted real estate revenue is useful to investors and analysts as a supplemental measure of our Real Estate segment in relation to the aggregate amount of revenues that we manage. We use this non-GAAP measure because it allows for the evaluation of revenue stability of our owned and managed investment portfolios. Total adjusted real estate revenue should not be considered as an alternative to revenues computed on a GAAP basis or as a measure of our profitability. Total adjusted real estate revenue may not be comparable to similarly titled measures of other companies.

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